Exhibit 1.1

THE MACERICH COMPANY

$500,000,000

Common Stock

($0.01 par value per share)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

May 17, 2021

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BNP Paribas Securities Corp.

787 7th Avenue, 8th Floor

New York, New York 10019

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of March 26, 2021 (the “Agreement”), by and among The Macerich Company, a Maryland corporation (the “Company”), J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp. and TD Securities (USA) LLC (each an “Original Manager” and, collectively, the “Original Managers”), pursuant to which the Company proposed to issue and sell through or to the Original Managers, as sales agents and/or principals, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $500,000,000. The Company and the Original Managers hereby agree to amend the Agreement to add RBC Capital Markets, LLC (together with the Original Managers, the “Managers”) as a manager pursuant to the terms of the Agreement. All capitalized terms used in this Amendment No. 1 to the Agreement (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Agreement. The Company and the Managers agree as follows:

Section 1.    Amendments to Agreement. The Agreement is amended as follows, effective as of the date hereof.

(a)    The preamble of the Agreement is hereby deleted and replaced with the following:

“The Macerich Company, a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., TD Securities (USA) LLC and RBC Capital Markets, LLC and any such other manager that may become a party hereto, as described below (each, a “Manager” and, collectively, the “Managers”), as follows:”

(b)    The fourth sentence of Section 1 of the Agreement is hereby deleted and replaced with the following:

“All references herein to the Managers shall mean J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, BNP Paribas Securities Corp., TD Securities (USA) LLC and RBC Capital Markets, LLC, as the exclusive Managers, for so long as no additional Managers become a party hereto.”

(c)    The fifth sentence of Section 2(a) of the Agreement is hereby deleted and replaced with the following:

“Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, dated March 26, 2021, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on March 26, 2021, in the form furnished by the Company to each Manager in connection with the offering of the Shares, as supplemented by supplement no. 1 thereto, dated May 17, 2021, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act, and any further amendment or supplement thereto.”

(d)    The first sentence of Section 3(g) of the Agreement is hereby amended by replacing “2%” with “2.1%”.

(e)    The first sentence of Section 9 of the Agreement is hereby amended by adding the following notice information for RBC Capital Markets, LLC:

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“RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Email: equityprospectus@rbccm.com, Telephone: 877-822-4089”

(f)    Schedule A to the Agreement is hereby deleted in its entirety and replaced by Schedule A to this Amendment.

Section 2.    Obligations Binding upon RBC Capital Markets, LLC. RBC Capital Markets, LLC hereby agrees to be bound by the terms of the Agreement. RBC Capital Markets, LLC shall be considered to be a Manager under the Agreement and shall be subject to the obligations and entitled to the benefits thereof to the same extent as if it were a party to the Agreement from and after the date hereof.

Section 3.    No Other Amendments. Except as set forth in Section 1 above, all the terms and provisions of the Agreement shall continue in full force and effect.

Section 4.    Counterparts. This Amendment may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

Section 5.    Law; Construction. This Amendment and any claim, controversy or dispute arising under or related to this Amendment shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding among the Company and the Managers, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and the Managers.

Very truly yours,

THE MACERICH COMPANY

By:	/s/ Scott W. Kingsmore
Name:	Scott W. Kingsmore
Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer

ACCEPTED as of the date

first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Brett Chalmers
Name:	Brett Chalmers
Title:	Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Abhinay Poonja
Name:	Abhinay Poonja
Title:	Managing Director

By:	/s/ John Perry
Name:	John Perry
Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Ryan Cunn
Name:	Ryan Cunn
Title:	Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

BNP PARIBAS SECURITIES CORP.

By:	/s/ Paul Drumm
Name:	Paul Drumm
Title:	Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Brad Limpert
Name:	Brad Limpert
Title:	Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Christopher Allred
Name:	Christopher Allred
Title:	Managing Director

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]

SCHEDULE A

Managers

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

BNP Paribas Securities Corp.

787 7th Avenue, 8th Floor

New York, New York 10019

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, NY 10281